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                       AMENDMENT TO CUSTODIAL CONTRACT BETWEEN
           MIMLIC SERIES FUND, INCORPORATED - INTERNATIONAL STOCK PORTFOLIO
                                         AND
                             NORWEST BANK MINNESOTA, N.A.



This Amendment made in duplicate this 12th day of January, 1995, by and between MIMLIC Series Fund, Inc. - International Stock Portfolio, a Minnesota corporation (hereinafter called the "Fund") and Norwest Bank Minnesota, N.A. a National Banking Association, having its principal place of business at Sixth and Marquee, Minneapolis, Minnesota, 55479, (hereinafter called the "Custodian"),

                                     WITNESSETH:

WHEREAS, the Fund and the Custodian have an existing Custodial Contract effective as of the 27th day of April 1992, and

WHEREAS, That Custodial Contract, in Section 9 thereof, allows the Amendment of its provisions by mutual agreement between the fund and the Custodian,

NOW THEREFORE, In consideration of the mutual covenants and agreements hereinafter contained, the Fund and the Custodian hereby agree to the Amendment of the Custodial Contract as described below such Amendments to be effective on the 18th day of January, 1995.

                                          I.

Section 2.9, "Liability for Payment on Advance of Receipt of Securities Purchased," shall be amended to read:

2.9       LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED.

          The Custodian shall not make payment for the purchase of domestic securities for the account of a Fund in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance. In any and every case where payment for purchase of domestic securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance, the Custodian shall be absolutely liable to the Company (for the account of the Fund) for such securities to the same extent as if the securities had been received by the Custodian.

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                                         II.

Section 2.12, "Deposit of Fund Assets in Securities Systems," shall be amended to read:

2.12      DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS.

          The Custodian may deposit and/or maintain domestic securities owned by any Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in a Federal Reserve Bank, as Custodian may select, and to permit such deposited Assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal reserve Bank or such registered clearing agency or the nominee of either (collectively referred to herein as "Securities System") in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:


          1) The Custodian may keep domestic securities of a Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          2) The records of the Custodian with respect to domestic securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to such Fund;

          3) The Custodian shall pay for domestic securities purchased for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advises from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Company at its request. Upon request, the Custodian shall furnish the Company confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Company copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of each Fund.

          4) The Custodian shall provide the Company with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;


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          5)   The Custodian shall have received the initial or annual
               certificate, as the case may be, required by Article 16 hereof;

          6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Company (for the account of each Fund) for any loss or damage to the applicable Fund(s) resulting from the use of the Securities System by reason or any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent or employee to enforce effectively such rights as it may have against the Securities System; at the election of the Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the applicable Funds have not been made whole for any such loss or damage.

                                         III.

The Custodial Contract shall be amended by the addition of Section 2.21, and its subparagraphs:

2.21. DUTIES OF THE CUSTODIAN WITH RESPECT TO FUND PROPERTY HELD OUTSIDE OF THE UNITED STATES

2.21(a)   APPOINTMENT OF FOREIGN SUB-CUSTODIANS.

          The Custodian is authorized and instructed, either directly or indirectly (through one or more sub-custodian U.S. banks), to employed as sub-custodians for any Fund's securities and other assets maintained outside of the United States the foreign banking institutions, foreign securities depositories and foreign clearing agencies designated on Exhibit A hereto, the Custodian (including any of its agents and subcustodians) is authorized to directly or indirectly employ or retain any sub-custodian, depository or clearing agency only if said employed or retained institution qualifies as either (a) an "eligible foreign custodian", as defined in Rule 17f-5 under the Investment Company Act of 1940, or (b) a "bank", as defined in Section 2(a)(5) of the Investment Company Act of 1940, that in turn qualifies as an eligible domestic custodian under Section 17(f) of the Investment Company Act of 1940; and provided further that the Custodian shall be liable to the Company for any loss of any Fund assets custodied with any institution directly or indirectly employed or retained by the Custodian (or any of its agents or sub-custodians) that does not meet the qualifications of either clause (a) or (b) of the preceding proviso.

          Upon receipt of Proper Instructions, together with a certified resolution of the Company's Board of Directors, the Custodian and the Company may agree to amend Schedule A hereto from time to time to designate additional or alternative foreign banking institutions, foreign securities depositories and foreign clearing agencies to act as sub-custodian. Each foreign banking institution shall be authorized to deposit securities in foreign securities depositories and foreign clearing agencies authorized pursuant to Rule 17f-5 under the Investment Company Act of 1940. Upon receipt of Proper Instructions from the Company the Custodian shall promptly

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cease the employment of any one or more of such sub-custodians for maintaining custody of the assets of the applicable Fund(s).

2.21(b)   ASSETS TO BE HELD.

          The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodian to: (a) "foreign securities", as defined in paragraph (c) (1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Company may determine to be reasonably necessary to effect the foreign securities transactions of the applicable Fund(s).

2.21(c)   SEGREGATION OF SECURITIES.

          The Custodian shall identify on its books as belonging to the Company for the account of one or more of the Fund(s), the foreign securities of each such Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian or its duly appointed U.S. sub-custodian employees a foreign banking institution shall require that such institution establish a custody account for the Custodian (or its U.S. sub-custodian, as the case may be) on behalf of its customers and physically segregate in that account securities and other assets of the Custodian's customers, and, in the event that such institution deposits a Fund's securities in a foreign securities depository, the sub-custodian shall identify on its books as belonging to the Custodian (or its U.S. sub-custodian, as the case may be), as agent for the Custodian's customers, the securities so deposited (all collectively referred to as the "Account").

2.21(d)   AGREEMENT WITH FOREIGN BANKING INSTITUTION.

          Each Agreement with a foreign banking institution shall provide that:
(a) each Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for each Fund's assets will be freely transferable without the payment of money or value other than for custody or administration, which may include payment of stamp duties or government taxes;
(c) adequate records will be maintained identifying the assets as belonging to the customers of Custodian; (d) officers of or auditors employed by, or other representatives of the Custodian, including independent public accountants for each Fund, will be given access to the books and records of the foreign banking institution relating to its actions given under its agreement with the Custodian or shall be given confirmation of the contents of such books and records; and
(e) assets of each Fund held by the foreign sub-custodian will be subject only to the instructions of the Company, the Custodian or their agents.

2.21(e)   ACCESS OF INDEPENDENT ACCOUNTANTS OF THE COMPANY.

          Upon request of the Company, the Custodian will use its best efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records

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relate to the performance of such foreign banking institutions under its agreement with the Custodian (or its U.S. sub-custodian, as the case may be).

2.21(f)   REPORTS BY CUSTODIAN.

          The Custodian will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of each applicable Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign sub-custodian for the Custodian on behalf of each applicable Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

2.21(g)   FOREIGN SECURITIES TRANSACTIONS.

          1) Upon receipt of Proper Instruction, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall make or cause its foreign sub-custodian to transfer, exchange or deliver foreign securities owned by the Company for the account of a Fund, but except to the extent explicitly herein only in any of the cases specified in Section 2.2.

          2) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out or cause its foreign sub-custodian to pay out monies of a Fund, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.8.

          3) Settlement and payment for securities received for the account of a Fund and delivery of securities maintained for the account of a Fund may, upon receipt of Proper Instructions, be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

          4) With respect to any transaction involving foreign securities, the Custodian or any sub-custodian in its discretion may case a Fund's account to be credited on either the contractual settlement date or the actual settlement date with the proceeds or any sale or exchange of foreign securities from the account of the applicable Fund and to be debited on either the contractual settlement date or the actual settlement date for the cost of foreign securities purchased or acquired for such Fund according to Custodian's then current internal policies and procedures pertaining to securities settlement, which policies and procedures may change from time to time. Custodian shall advise the Company of any changes to such policies and procedures. The Custodian may reverse any such credit or debit made on the contractual settlement date if the transaction with respect to which such credit or

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               debit was made fails to settle within a reasonable period, determined by Custodian in its reasonable discretion, after the contractual settlement date except that if any foreign securities delivered pursuant to this section are returned by the recipient thereof, the Custodian may cause any such credits and debits to be reversed at any time.

          5) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

          6) Until the Custodian receives written instructions to the contrary the Custodian shall, or shall cause the sub-custodian to collect all interest and dividends paid on securities held in each applicable Fund's account, unless such payment is in default. Unless otherwise instructed, the Custodian shall convert interest, dividends and principal received with respect to securities in a Fund's account into United States dollar, and the Custodian shall perform foreign exchange contracts for the conversion of United States dollar to foreign currencies for the settlement of trades whenever it is practicable to do so through customary banking channels. Customary banking channels may vary based upon industry practice in each jurisdiction, and shall include the baking facilities of the Custodian's affiliates, in accordance with such affiliate's then prevailing internal policy on funds repatriation. All risk and expense incident to such foreign collection and conversion is the responsibility of each applicable Fund's account, and Custodian shall have no responsibility for fluctuating exchange rates affecting collections or conversions.

2.21(h)   FOREIGN SECURITIES LENDING.

          Notwithstanding any other provision contained in this Contract, the Custodian and any sub-custodian shall delivery and receive securities loaned or returned in connection with securities lending transactions only upon and in accordance with Proper Instructions; provided, if the Custodian is not the lending agent in connection with such securities lending, then neither the Custodian or any sub-custodian shall undertake, or otherwise be responsible for,

          (i)       marking to market values for such loaned securities.

          (ii) collection of dividends, interest or other disbursements or distributions made with respect to such loaned securities

          (iii) receipt of corporate action notices, communications, proxies or instruments with respect to such loaned securities, and

          (iv) custody, safekeeping, valuation or any other actions or services with respect to any collateral securing any such securities lending transactions.


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          In the event that the Custodian is the applicable Fund's lending agent in connection with a specific securities loan, the Custodian shall undertake to perform all of the above duties with regard to such loan, except that the Company shall not receive, nor be enabled to vote, proxies in connection with such loaned security.

2.21(i)   LIABILITY OF FOREIGN SUB-CUSTODIANS.

          Each agreement pursuant to which the Custodian (or its U.S. sub-custodian bank, as applicable) employees a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Custodian's customers from and against any loss, damage, cost, expense, liability or claim arising out of such sub-custodian's negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties. At the election of the Company, it shall be entitled to be subrogated to the right of the Custodian with respect to any claims against the Custodian's U.S. sub-custodian bank (if any) or a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Company has not been made whole for any such loss, damage, cost, expense, liability or claim.

2.21(j)   MONITORING RESPONSIBILITIES.

          The Custodian shall furnish annually to the Company information concerning the foreign sub-custodians employed by the Custodian (or its U.S. sub-custodian bank, as applicable). Such information shall be similar in kind and scope to that furnished to the Company in connection with the initial approval of this Contract (and any contracts with U.S. and foreign sub-custodians entered into pursuant hereto). In addition, the Custodian will promptly inform the Company in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or is notified by the Custodian's U.S. sub-custodian bank (if any) or a foreign banking institution employed as a foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (United States dollar or the equivalent thereof) or that its shareholder's equity has declined below $200 million (in each case computed in accordance with generally accepted United States accounting principles).

2.21(k)   BRANCHES OF UNITED STATES BANKS.

          Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of any Fund's assets maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a) (5) of the Investment Company Act of 1940 which meets the qualification set forth in
Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of this Contract.

2.21(l)   EXPROPRIATION INSURANCE.

          The Custodian represents that it does not intend to obtain any insurance for the benefit of the Company of any Fund which protects against the imposition of exchange control restrictions or the transfer from any foreign jurisdiction of the proceeds of sale of any securities or


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against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities is organized or in which securities are held for safekeeping either by Custodian or any sub-custodians in such country. The Custodian represents that its understanding of the position of the Staff of the Securities and Exchange Commission is that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk.

                                         IV.

Section 11 "Records," shall be amended to read:

11.       RECORDS.

          The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the company and each Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rule 31a-1 and 31a-2 thereunder. The Custodian shall also maintain records as directed by the Company in connection with applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Company and the Funds. With respect to securities and cash deposited with a Securities System, a sub-custodian or and agent of the Custodian, the Custodian shall identify on its books all such securities and cash as belonging to the Company for the account of the applicable Fund(s). All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company. Such records shall be made available to the Company for review by employees and agents of the Securities and Exchange Commission. The Custodian shall furnish to the Company, and its agents as directed by the Company, as of the close of business on the last day of each month a statement showing all transactions and entries for the account of the Company during that month, and all holdings as of month-end.

          All records so maintained in connection with the performance of its duties under this Agreement shall remain the property of the Company and, in the even of termination of this Agreement, shall be delivered to the Company. Subsequent to such delivery, and surviving the termination of this Agreement, the Company shall provide the Custodian access to examine and photocopy such records as the Custodian, in its discretion, deems necessary, for so long as such records are retained by the Company.

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                                          V.

Section 15, "Responsibility of Custodian," shall be amended to read:

15.       RESPONSIBILITY OF CUSTODIAN.

          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Company or any Fund for any action taken or omitted by it in good faith and without negligence. It shall be entitled to rely on and may act upon advice of counsel of, or reasonably acceptable to, the Company on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Company.

          If the Company requires the Custodian to take any actions with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Company being liable for the payment of money or incurring liability of some other form, the Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form reasonably satisfactory to it.

          If the Company requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of a Fund shall be security therefor and should the Company fail to repay the Custodian promptly with respect to any Fund, the Custodian shall be entitled to utilize available cash and to dispose of assets to the extent necessary to obtain reimbursement.

          The Custodian shall not be liable for any loss or damage to the Company or any Fund resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of a sub-custodian or agent. Anything in this Contract to the contrary notwithstanding, the Custodian shall exercise, in the performance of its obligations undertaken or reasonably assumed with respect to this Agreement, reasonable care, for which the Custodian shall be responsibility to the same extent as if it were performing such duties directly. The Custodian shall be responsible for the securities and cash held by or deposited with any sub-custodian or agent to the same extent as if such securities and cash were directly held by or

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deposited with the Custodian.  The Custodian hereby agrees that it shall indemnify and hold the Company and each applicable Fund harmless from and against any loss which shall occur as a result of the failure of a foreign sub-custodian holding the securities and cash to provide a level of safeguards for maintaining any Fund's securities and cash in the United States.

          The Custodian agrees to indemnify and hold the Company and each of the Funds harmless for any and all loss, liability and expense, including reasonable legal fees and expenses, arising out of the Custodian's own negligence or willful misconduct or that of its officers, agents, sub-custodians or employees in the performance of the Custodian's duties and obligations under this Contract.


IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized officers as of the day and year first above written.




MIMLIC SERIES FUND, INCORPORATED - INTERNATIONAL STOCK PORTFOLIO



By:
   ---------------------------

Attest

By:
   ---------------------------



NORWEST BANK MINNESOTA, N.A.



By:
   ---------------------------

Attest

By:
   ---------------------------